Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS ISSUES FIRST QUARTER RESULTS

•	Average Rent and Leased Space Up

•	The Mall of San Juan Construction Financing Complete

•	2014 FFO Guidance Maintained

BLOOMFIELD HILLS, Mich., April 24, 2014 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the first quarter of 2014.

	March 31, 2014 Three Months Ended	March 31, 2013 Three Months Ended
Net income attributable to common shareholders per diluted share (EPS)	$5.74 (1)	$0.43
Funds from Operations (FFO) per diluted share	$0.90	$0.90
(1) Includes a net gain of $476 million ($5.30 per share) on the sale of a 49.9% interest in the entity that owns International Plaza (Tampa, Fla.), as well as investments in Arizona Mills (Tempe, Ariz.) and land in Syosset, New York (Oyster Bay).

“FFO was consistent with our expectations,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “It was positively impacted by increased rents and reduced interest expense, but was offset by the impact of our recent dispositions and various one-time items that occurred in the prior year.”

Operating Statistics

Average rent per square foot for the quarter was $50.21, up 3.6 percent from $48.46 in the comparable period last year. Leased space in comparable centers was 92.6 percent on March 31, 2014, up 0.4 percent from 92.2 percent on March 31, 2013. Ending occupancy in comparable centers was the same at 90.3 percent on both March 31, 2014 and March 31, 2013.

For the quarter, comparable center NOI excluding lease cancellation income was up 2 percent. "The extremely harsh winter in the Midwest and Northeast caused higher than expected utilities and snow removal costs, dampening our NOI growth,” said Mr. Taubman.

The company's 12-month trailing mall tenant sales per square foot modestly decreased to $712, a 0.7 percent decline from the 12-months ended March 31, 2013. “After 17 consecutive quarters of sales per square foot increases, a number of factors, including weather, hurt first quarter sales,” said Mr. Taubman. “Women’s ready-to-wear, junior apparel and electronics were most impacted.”

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Financing Activity

In April, the company closed on the construction loan financing for The Mall of San Juan (San Juan, Puerto Rico). The $320 million loan is interest only for the entire term at a rate of LIBOR plus 2 percent and matures April 2017, with two one-year extension options. U.S. Bank N.A. and J.P. Morgan Chase Bank, N.A. led a syndicate of nine banks.

In March, the company completed an extension of its $65 million secondary line of credit. The line now expires in April 2016. The facility will continue to bear interest at a rate of LIBOR plus 1.4 percent.

In January, the company completed the previously announced sales of a 49.9 percent interest in International Plaza (Tampa, Fla.), land in Syosset, New York (Oyster Bay), and the company's 50 percent interest in Arizona Mills (Tempe, Ariz.). As a result of these transactions, the company recognized a gain on these dispositions, net of related income taxes, of $476 million during the quarter.

Dividend Increased

In March, the company declared a regular quarterly dividend of $0.54 per share of common stock, an increase of 8 percent. Since the company went public in 1992 it has never reduced its common dividend and has increased its dividend 17 times, achieving a 4.4 percent compounded annual growth rate. See Taubman Centers Increases Quarterly Common Dividend 8 Percent To $0.54 Per Share - March 6, 2014.

2014 Guidance

The company is maintaining its guidance for 2014 FFO per diluted share of $3.72 to $3.82. This includes the negative impact of about $0.12 per share due to the first quarter 2014 sale of the company's 50 percent interest in Arizona Mills and the sale of a 49.9 percent interest in International Plaza. This guidance assumes comparable center NOI growth, excluding lease cancellation income, of about 3 percent for the year. 2014 EPS is expected to be in the range of $7.12 to $7.27, which now includes the gain from the first quarter asset sales.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investing.” This includes the following:

•	Company Information

•	Income Statement

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

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•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopment

•	Dispositions

•	Capital Spending

•	Operational Statistics

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Friday, April 25 to discuss these results, business conditions and the company’s outlook for the remainder of 2014. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing six properties in the U.S. and Asia totaling 5.6 million square feet. Taubman Centers is headquartered in Bloomfield Hills, Mich. and Taubman Asia is headquartered in Hong Kong. Founded in 1950, Taubman has more than 60 years of experience in the shopping center industry. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties..

CONTACT:
Barbara Baker, Taubman, Vice President, Corporate Affairs & Investor Relations, 248-258-7367
bbaker@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2014 and 2013
(in thousands of dollars, except as indicated)

	Three Months Ended
	2014	2013

Net income	526,157	46,356
Noncontrolling share of income of consolidated joint ventures	(3,118)	(2,781)
Noncontrolling share of income of TRG	(147,662)	(11,789)
Preferred stock dividends	(5,784)	(3,600)
Distributions to participating securities of TRG	(468)	(442)
Net income attributable to Taubman Centers, Inc. common shareowners	369,125	27,744
Net income per common share - basic	5.84	0.44
Net income per common share - diluted	5.74	0.43
Beneficial interest in EBITDA - Combined (1)	608,989	128,483
Adjusted Beneficial interest in EBITDA - Combined (1)	122,369	128,483
Funds from Operations (1)	81,223	81,513
Funds from Operations attributable to TCO (1)	58,036	58,205
Funds from Operations per common share - basic (1)	0.92	0.92
Funds from Operations per common share - diluted (1)	0.90	0.90
Weighted average number of common shares outstanding - basic	63,165,611	63,415,922
Weighted average number of common shares outstanding - diluted	64,821,603	64,570,812
Common shares outstanding at end of period	63,262,045	63,677,971
Weighted average units - Operating Partnership - basic	88,312,842	88,760,871
Weighted average units - Operating Partnership - diluted	89,968,834	90,787,023
Units outstanding at end of period - Operating Partnership	88,407,745	89,013,319
Ownership percentage of the Operating Partnership at end of period	71.6%	71.5%
Number of owned shopping centers at end of period	24	24

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	2.0%
Mall tenant sales - all centers (3)	1,335,294	1,454,788
Mall tenant sales - comparable (2)(3)	1,329,450	1,412,398
Ending occupancy - all centers	89.6%	90.3%
Ending occupancy - comparable (2)	90.3%	90.3%
Average occupancy - all centers	90.2%	90.4%
Average occupancy - comparable (2)	90.8%	90.5%
Leased space - all centers	92.1%	92.4%
Leased space - comparable (2)	92.6%	92.2%
All centers:
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)	14.9%	13.7%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	13.6%	12.0%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)	14.5%	13.2%
Comparable centers:
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (2)(3)	14.9%	13.7%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (2)(3)	13.6%	11.8%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (2)(3)	14.5%	13.2%
Average rent per square foot - Consolidated Businesses (2)	47.93	47.68
Average rent per square foot - Unconsolidated Joint Ventures (2)	55.81	50.78
Average rent per square foot - Combined (2)	50.21	48.46

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(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three month period ended March 31, 2014, EBITDA was adjusted for the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing or financing activities as defined by GAAP.

(2)	Statistics exclude non-comparable centers. In 2014 and 2013, non-comparable centers are Taubman Prestige Outlets Chesterfield and Arizona Mills.
(3)	Based on reports of sales furnished by mall tenants.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2014 and 2013
(in thousands of dollars)
	2014		2013
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	97,890	46,508	102,309	40,071
Percentage rents	4,662	2,054	5,628	2,197
Expense recoveries	62,709	27,036	64,037	23,584
Management, leasing, and development services	2,505		3,382
Other	7,012	1,627	7,901	1,699
Total revenues	174,778	77,225	183,257	67,551

EXPENSES:
Maintenance, taxes, utilities, and promotion	47,941	20,003	46,557	17,211
Other operating	15,496	4,927	16,163	4,103
Management, leasing, and development services	1,285		2,026
General and administrative	11,537		12,236
Interest expense	26,130	17,892	34,452	16,934
Depreciation and amortization	35,118	11,700	37,022	10,071
Total expenses	137,507	54,522	148,456	48,319

Nonoperating income	1,103	2	2,237	8
	38,374	22,705	37,038	19,240
Income tax expense	(699)		(1,028)
Equity in income of Unconsolidated Joint Ventures	12,068		10,346
	49,743		46,356
Gain on dispositions, net of tax (2)	476,414
Net income	526,157		46,356
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,118)		(2,781)
Noncontrolling share of income of TRG	(147,662)		(11,789)
Distributions to participating securities of TRG	(468)		(442)
Preferred stock dividends	(5,784)		(3,600)
Net income attributable to Taubman Centers, Inc. common shareowners	369,125		27,744

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	586,242	52,297	108,512	46,245
EBITDA - outside partners' share	(6,343)	(23,207)	(6,060)	(20,214)
Beneficial interest in EBITDA	579,899	29,090	102,452	26,031
Gain on dispositions	(486,620)
Beneficial interest expense	(24,066)	(9,844)	(32,289)	(9,376)
Beneficial income tax expense - TRG and TCO	(699)		(1,028)
Beneficial income tax expense - TCO	59		33
Non-real estate depreciation	(812)		(710)
Preferred dividends and distributions	(5,784)		(3,600)
Funds from Operations contribution	61,977	19,246	64,858	16,655

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	421	146	1,023	103
Green Hills purchase accounting adjustments - minimum rents increase	192		204
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	306		858
Waterside Shops purchase accounting adjustments - interest expense reduction		263		263
Taubman BHO headquarters purchase accounting adjustment -	61
interest expense reduction

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the disposition date. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method of accounting within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method accounting through the disposition in January 2014.

(2)
During the three months ended March 31, 2014, the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project is net of income tax expense of $10.2 million recognized.

(3)
For the three months ended March 31, 2014, EBITDA includes the Company's $486.6 million (before tax) gain from the dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Three Months Ended March 31, 2014 and 2013
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2014			2013
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	369,125	63,165,611	5.84	27,744	63,415,922	0.44

Add distribution of participating securities of TRG	468	871,262
Add impact of share-based compensation	2,587	784,730		152	1,154,890
Net income attributable to TCO common shareowners - Diluted	372,180	64,821,603	5.74	27,896	64,570,812	0.43

Add depreciation of TCO's additional basis	1,720		0.03	1,720		0.03
Add TCO's additional income tax expense	59		0.00	33		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	373,959	64,821,603	5.77	29,649	64,570,812	0.46

Add:
Noncontrolling share of income of TRG	147,662	25,147,231		11,789	25,344,949
Distributions to participating securities of TRG				442	871,262
Net income attributable to partnership unitholders
and participating securities	521,621	89,968,834	5.80	41,880	90,787,023	0.46

Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,118		0.39	37,022		0.41
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,161)		(0.01)	(1,116)		(0.01)
Share of Unconsolidated Joint Ventures	7,178		0.08	6,309		0.07
Non-real estate depreciation	(812)		(0.01)	(710)		(0.01)
Less gain on dispositions, net of tax	(476,414)		(5.30)
Less impact of share-based compensation	(2,587)		(0.03)	(152)		(0.00)

Funds from Operations	81,223	89,968,834	0.90	81,513	90,787,023	0.90

TCO's average ownership percentage of TRG	71.5%			71.4%

Funds from Operations attributable to TCO,
excluding additional income tax expense	58,095		0.90	58,238		0.90

Less TCO's additional income tax expense	(59)		(0.00)	(33)		(0.00)

Funds from Operations attributable to TCO	58,036		0.90	58,205		0.90

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended March 31, 2014 and 2013
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2014	2013

Net income	526,157	46,356

Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,118	37,022
Noncontrolling partners in consolidated joint ventures	(1,161)	(1,116)
Share of Unconsolidated Joint Ventures	7,178	6,309

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	26,130	34,452
Noncontrolling partners in consolidated joint ventures	(2,064)	(2,163)
Share of Unconsolidated Joint Ventures	9,844	9,376
Share of income tax expense
Income tax expense on dispositions	10,206
Other income tax	699	1,028

Less noncontrolling share of income of consolidated joint ventures	(3,118)	(2,781)

Beneficial Interest in EBITDA	608,989	128,483

TCO's average ownership percentage of TRG	71.5%	71.4%

Beneficial Interest in EBITDA attributable to TCO	435,578	91,796

Beneficial Interest in EBITDA	608,989	128,483

Gain on Disposition	(486,620)

Adjusted Beneficial Interest in EBITDA	122,369	128,483

TCO's average ownership percentage of TRG	71.5%	71.4%

Adjusted Beneficial Interest in EBITDA attributable to TCO	87,524	91,796

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TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Years Ended March 31, 2014, 2013, and 2012
(in thousands of dollars)

	Three Months Ended				Three Months Ended
	2014		2013		2013		2012

Net income	526,157		46,356		46,356		32,177

Add (less) depreciation and amortization:
Consolidated businesses at 100%	35,118		37,022		37,022		36,434
Noncontrolling partners in consolidated joint ventures	(1,161)		(1,116)		(1,116)		(2,424)
Share of Unconsolidated Joint Ventures	7,178		6,309		6,309		5,111

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	26,130		34,452		34,452		37,527
Noncontrolling partners in consolidated joint ventures	(2,064)		(2,163)		(2,163)		(4,206)
Share of Unconsolidated Joint Ventures	9,844		9,376		9,376		8,094
Share of income tax expense:
Income tax expense on dispositions	10,206
Other income tax	699		1,028		1,028		211

Less noncontrolling share of income of consolidated joint ventures	(3,118)		(2,781)		(2,781)		(1,834)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,343		6,060		6,060		8,467
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	23,207		20,214		20,214		20,481

EBITDA at 100%	638,539		154,757		154,757		140,038

Add (less) items excluded from shopping center NOI:
General and administrative expenses	11,537		12,236		12,236		8,407
Management, leasing, and development services, net	(1,220)		(1,356)		(1,356)		(126)
Gain on dispositions	(486,620)
Straight-line of rents	(1,044)		(1,456)		(1,456)		(649)
Gain on sale of peripheral land			(863)		(863)
Gain on sale of marketable securities			(1,323)		(1,323)
Dividend income	(224)
Interest income	(127)		(59)		(59)		(132)
Other nonoperating income	(754)
Non-center specific operating expenses and other	3,748		3,592		3,851		6,896

NOI - all centers at 100%	163,835		165,528		165,787		154,434

Less - NOI of non-comparable centers	(1,432)	(1)	(6,332)	(2)	(3,126)	(3)	(349)	(3)

NOI at 100% - comparable centers	162,403		159,196		162,661		154,085

NOI - growth %	2.0%				5.6%

NOI at 100% - comparable centers	162,403		159,196		162,661		154,085

Lease cancellation income	(1,958)		(1,836)		(1,836)		(989)

NOI at 100% - comparable centers excluding lease cancellation income	160,445		157,360		160,825		153,096

NOI excluding lease cancellation income - growth %	2.0%				5.0%

(1)	Includes Taubman Prestige Outlets Chesterfield and Arizona Mills for the approximately one-month period prior to its disposition.
(2)	Includes Arizona Mills.
(3)	Includes City Creek Center.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of March 31, 2014 and December 31, 2013
(in thousands of dollars)
	As of
	March 31, 2014	December 31, 2013
Consolidated Balance Sheet of Taubman Centers, Inc. (1) :

Assets:
Properties	4,191,823	4,485,090
Accumulated depreciation and amortization	(1,420,745)	(1,516,982)
	2,771,078	2,968,108
Investment in Unconsolidated Joint Ventures	326,905	327,692
Cash and cash equivalents	178,138	40,993
Restricted cash	48,083	5,046
Accounts and notes receivable, net	57,064	73,193
Accounts receivable from related parties	2,967	1,804
Deferred charges and other assets	161,865	89,386
	3,546,100	3,506,222

Liabilities:
Notes Payable	2,580,033	3,058,053
Accounts payable and accrued liabilities	283,718	292,280
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	408,602	371,549
	3,272,353	3,721,882

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common stock	633	631
Additional paid-in capital	798,705	796,787
Accumulated other comprehensive income (loss)	(12,719)	(8,914)
Dividends in excess of net income	(573,755)	(908,656)
	212,889	(120,127)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(13,424)	(37,191)
Noncontrolling interests in partnership equity of TRG	74,282	(58,342)
	60,858	(95,533)
	273,747	(215,660)
	3,546,100	3,506,222

Combined Balance Sheet of Unconsolidated Joint Ventures (1)(2):
Assets:
Properties	1,435,623	1,305,658
Accumulated depreciation and amortization	(525,829)	(478,820)
	909,794	826,838
Cash and cash equivalents	17,297	28,782
Accounts and notes receivable, net	33,770	33,626
Deferred charges and other assets	32,102	28,095
	992,963	917,341

Liabilities:
Notes payable	1,732,021	1,551,161
Accounts payable and other liabilities	65,022	70,226
	1,797,043	1,621,387

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(455,581)	(406,266)
Accumulated deficiency in assets - Joint Venture Partners	(337,109)	(285,904)
Accumulated other comprehensive income (loss) - TRG	(5,695)	(5,938)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(5,695)	(5,938)
	(804,080)	(704,046)
	992,963	917,341

(1)	International Plaza was consolidated in the Company's balance sheet as of December 31, 2013 but is an Unconsolidated Joint Venture as of March 31, 2014 as a result of the disposition.

(2)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in Asia projects that are currently under development.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 7 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2014

Funds from Operations per common share	3.72	3.82

Gain on dispositions, net of tax	5.30	5.30

Real estate depreciation - TRG	(1.77)	(1.72)

Distributions on participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	7.12	7.27